                                                                    EXHIBIT 4.10

                        Material Details of the Warrants
                         Substantially Identical to the
                          Warrant Filed as Exhibit 4.9



    Date of             Name of        Warrant   No. of Shares of   Exercise Price
                                                                    --------------
    Issuance       Warrant Recipient     No.       Common Stock                     Expiration Date
    --------       -----------------     ---       ------------                     ---------------
    9/30/99     Jerry L. Ruyan          PL-10         30,000            $0.75          9/30/2004
   10/31/99     Jerry L. Ruyan          PL-11         30,000            $0.75         10/31/2004
   11/30/99     Stephen D. King         PL-12         30,000            $0.75         11/30/2004
   11/30/99     Jerry L. Ruyan          PL-13         30,000            $0.75         11/30/2004
   12/31/99     Stephen D. King         PL-14         30,000            $0.75         12/31/2004
   12/31/99     Jerry L. Ruyan          PL-15         30,000            $0.75         12/31/2004
   1/31/2000    Stephen D. King         PL-16         30,000            $0.75          1/31/2005
   1/31/2000    Jerry L. Ruyan          PL-17         30,000            $0.75          1/31/2005
   2/29/2000    Stephen D. King         PL-18         30,000            $0.75          2/29/2005
   2/29/2000    Jerry L. Ruyan          PL-19         30,000            $0.75          2/29/2005